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THE STANLEY WORKS AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, Millions of Dollars Except Per Share Amounts)

	FOURTH QUARTER		YEAR TO DATE
	2006	2005	2006	2005
NET SALES	$1,019.3	$839.4	$4,018.6	$3,285.3

COSTS AND EXPENSES
Cost of sales	647.2	550.1	2,560.1	2,104.0
Selling, general and administrative	239.9	184.9	955.2	736.8
Interest-net	15.4	9.9	64.9	33.8
Other-net	11.9	13.8	57.5	47.9
Restructuring charges	3.8	0.7	13.8	4.6

	918.2	759.4	3,651.5	2,927.1

EARNINGS FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	101.1	80.0	367.1	358.2
Income taxes	14.1	15.8	76.4	86.5

NET EARNINGS FROM CONTINUING OPERATIONS	87.0	64.2	290.7	271.7

Loss from discontinued operations (including loss
on disposal of $1.5 million in 2006) before income taxes	(0.5)	(3.8)	(1.5)	(1.2)
Income taxes (tax benefit) on discontinued operations	(0.1)	0.2	(0.3)	0.9

NET LOSS FROM DISCONTINUED OPERATIONS	(0.4)	(4.0)	(1.2)	(2.1)

NET EARNINGS	$86.6	$60.2	$289.5	$269.6

BASIC EARNINGS PER SHARE OF COMMON STOCK
Continuing operations	$1.06	$0.76	$3.55	$3.26
Discontinued operations	(0.01)	(0.05)	(0.01)	(0.03)

Total basic earnings per share of common stock	$1.06	$0.72	$3.54	$3.23

DILUTED EARNINGS PER SHARE OF COMMON STOCK
Continuing operations	$1.04	$0.75	$3.47	$3.18
Discontinued operations	(0.01)	(0.05)	(0.01)	(0.02)

Total diluted earnings per share of common stock	$1.03	$0.70	$3.46	$3.16

DIVIDENDS PER SHARE	$0.30	$0.29	$1.18	$1.14

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	81,796	83,915	81,866	83,347

Diluted	83,691	85,856	83,704	85,406

AGM	$372.1	$289.3	$1,458.5	$1,181.3
% of Net Sales	36.5%	34.5%	36.3%	36.0%

SG&A % of Net Sales	23.5%	22.0%	23.8%	22.4%

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THE STANLEY WORKS AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited, Millions of Dollars)

	December 30, 2006	December 31, 2005
ASSETS

Cash and cash equivalents	$176.6	$657.8
Accounts and notes receivable	749.6	609.6
Inventories	598.9	460.7
Other current assets	81.1	84.2
Assets held for sale	28.4	13.3

Total current assets	1,634.6	1,825.6

Property, plant and equipment	555.2	467.1
Goodwill and other intangibles	1,629.5	1,060.4
Other assets	131.0	192.0

Total assets	$3,950.3	$3,545.1

LIABILITIES AND SHAREOWNERS’ EQUITY

Short-term borrowings	$320.0	$170.2
Accounts payable	445.2	327.7
Accrued expenses	486.9	374.3
Liabilities held for sale	—	3.1

Total current liabilities	1,252.1	875.3

Long-term debt	679.2	895.3
Other long-term liabilities	472.3	329.6
Shareowners’ equity	1,546.7	1,444.9

Total liabilities and equity	$3,950.3	$3,545.1

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THE STANLEY WORKS AND SUBSIDIARIES
SUMMARY OF CASH FLOW ACTIVITY
(Unaudited, Millions of Dollars)

	FOURTH QUARTER		YEAR TO DATE
	2006	2005	2006	2005

OPERATING ACTIVITIES

Net earnings	$86.6	$60.2	$289.5	$269.6
Depreciation and amortization	29.9	25.8	121.2	96.5
Changes in working capital	55.2	82.6	28.7	1.2
Other	(52.4)	(18.6)	(0.3)	(5.0)

Net cash provided by operating activities	119.3	150.0	439.1	362.3

INVESTING AND FINANCING ACTIVITIES

Capital and software expenditures	(20.7)	(24.4)	(80.5)	(68.4)
Proceeds (taxes paid) from sale of business	—	—	0.9	(20.6)
Business acquisitions and asset disposals	0.3	(174.5)	(539.9)	(282.9)
Cash dividends on common stock	(24.5)	(24.3)	(96.1)	(94.9)
Other	(139.1)	392.9	(204.7)	512.3

Net cash used in investing and financing activities	(184.0)	169.7	(920.3)	45.5

Increase(Decrease) in Cash and Cash Equivalents	(64.7)	319.7	(481.2)	407.8

Cash and Cash Equivalents, Beginning of Period	241.3	338.1	657.8	250.0

Cash and Cash Equivalents, End of Period	$176.6	$657.8	$176.6	$657.8

Free Cash Flow Computation

Operating Cash Flow	$119.3	$150.0	$439.1	$362.3
Less: capital and software expenditures	(20.7)	(24.4)	(80.5)	(68.4)

Free Cash Flow (before dividends)	$98.6	$125.6	$358.6	$293.9

Free cash flow is defined as cash flow from operations less capital expenditures; the company believes this is an important measure of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners.

The change in working capital is comprised of accounts receivable, inventory and accounts payable.

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THE STANLEY WORKS AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(Unaudited, Millions of Dollars)

	FOURTH QUARTER		YEAR TO DATE
	2006	2005	2006	2005
NET SALES
Consumer Products	$339.1	$289.5	$1,328.5	$1,097.8
Industrial Tools	456.5	339.4	1,802.9	1,369.5
Security Solutions	223.7	210.5	887.2	818.0

Total	$1,019.3	$839.4	$4,018.6	$3,285.3

OPERATING PROFIT
Consumer Products	$58.3	$45.2	$210.3	$185.2
Industrial Tools	43.5	30.9	159.1	135.5
Security Solutions	30.4	28.3	133.9	123.8

Total	$132.2	$104.4	$503.3	$444.5

OPERATING PROFIT % OF NET SALES
Consumer Products	17.2%	15.6%	15.8%	16.9%
Industrial Tools	9.5%	9.1%	8.8%	9.9%
Security Solutions	13.6%	13.4%	15.1%	15.1%

Total	13.0%	12.4%	12.5%	13.5%